Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 Amendment 1 of IIOT-OXYS, Inc. of our report dated April 13, 2023, relating to our audits of the December 31, 2022, and 2021 consolidated financial statements of IIOT-OXYS, Inc., which are appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

April 27, 2023